Exhibit 1.A.(1)(b)


                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                      Action by the Executive Committee of
                     Board of Directors by Unanimous Consent

      Pursuant to Article II, Section 9 of the By-Laws of Pruco Life Insurance Company of New Jersey, a New Jersey corporzation, the undersigned, being, or acting for all the regular members of the Executive Committee of the Board of Directors of such Company, hereby consent to and adopt the following resolution:

                        R- Establishment of Subaccounts

      RESOLVED, that the Resolution (R-57) establishing the Pruco Life Variable Appreciable Account (the "Account"), adopted January 13, 1984 and amended thereafter from time to time, is hereby amended additionally to allow for purchase payments received in connection with the Company's individual variable life insurance contracts as they may determine from time to time, and the dividends, interest and gains produced thereby, to be invested and reinvested in any or all of the following ProFund VP portfolios at the net asset value of such shares at the time of acquisition:

                              ProFund VP Portfolios

    >  ProFund VP Bull                    >  ProFund VP Bear
    >  ProFund VP Mid-Cap                 >  ProFund VP Short OTC
    >  ProFund VP Small-Cap               >  ProFund VP Rising Rates Opportunity
    >  ProFund VP OTC                     >  ProFund VP Basic Materials
    >  ProFund VP Asia 30                 >  ProFund VP Biotechnology
    >  ProFund VP Europe 30               >  ProFund VP Consumer Cyclical
    >  ProFund VP Mid-Cap Value           >  ProFund VP Consumer Non-Cyclical
    >  ProFund VP Mid-Cap Growth          >  ProFund VP Energy
    >  ProFund VP Small-Cap Value         >  ProFund VP Financial
    >  ProFund VP Small-Cap Growth        >  ProFund VP Healthcare
    >  ProFund VP U.S. Government Plus    >  ProFund VP Precious Metals
    >  ProFund VP Bull Plus               >  ProFund VP Real Estate
    >  ProFund VP UltraBull               >  ProFund VP Technology
    >  ProFund VP UltraDow 30             >  ProFund VP Telecommunications
    >  ProFund VP UltraMid-Cap            >  ProFund VP Utilities
    >  ProFund VP UltraSmall-Cap          >  ProFund VP Money Market
    >  ProFund VP UltraOTC

September 11, 2002


                                                       /s/ James J. Avery, Jr.
                                                       -------------------------
                                                       James J. Avery, Jr.


                                                       /s/ Vivian L. Banta
                                                       -------------------------
                                                       Vivian L. Banta


                                                       /s/ David R. Odenath, Jr.
                                                       -------------------------
                                                       David R. Odenath, Jr.